Exhibit 10(l)

MUTUAL COOPERATION AGREEMENT

This Mutual Cooperation Agreement (the “Agreement”) made and entered into this 25th day of February, 2004 by and Between Daewoo International Corporation, a corporation duly organized under the laws of the Republic of Korea and having its principal place of business at 541 Namdaemunno 5-ga, Chung-gu, Seoul, Korea (“DWI”) and e-Smart Korea Inc., a corporation duly organized under the laws of the Republic of Korea and having its principal place of business at 642-9, Songchon B/D 9F, Yeoksam-dong, Gangnam-gu, Seoul, Korea (“e-Smart”) (hereinafter individually referred to as the “Party” and collectively referred to as the “Parties”.)

WITNESSETH THAT:

WHRERAS, DWI is an international trading company having much experience as a project developer and organizer having great interest in participating in national identification smartcard projects and is desirous of utilizing its marketing expertise, its business facilities and its IT implementation abilities to support e-Smart to implement the Project (as hereinbelow defined) to the extent of DWI’s ability;

WHRERAS, e-Smart has an unique biometric smartcard technology and operating system particularly well suited for national identification card projects as well as the necessary technical facilities, experience and capabilities necessary to engage in such projects when working with a qualified implementation partner such as DWI;

WHEREAS, the Parties wish to closely collaborate with each other for any and all matters related to mutually agreed specific National Identification Card and other mutually agreed specific Smart Card Projects (the “Projects”) for the mutual benefit of the Parties in the territories, including but not limited to:

Taiwan, Philippines, Vietnam, Australia, Indonesia, Bangladesh, India, Myanmar, Russia, Uzbekistan, Turkey, Israel, Arab Emirates, Iran, Iraq, Jordan, Egypt, Algeria, Morocco, Kenya, Nigeria, Angola, South Africa (always subject to relevant export licensing and control if applicable).

NOW, THEREFORE, in consideration of the premises and covenants contained herein, the Parties hereto agree as follows:

l.	The Parties have engaged in preliminary discussion in connection with mutual cooperation for the Project and wish to set forth their basic understanding and intents therefor.

2.	In the spirit of mutual understanding and fairness, DWI and e-Smart shall diligently and adequately promote for the mutual benefit of the Parties hereto and in case by case manner negotiate in good faith the terms and conditions of a formal agreement for the implementation of each and any mutually agreed specific project falling under the definition of the Projects herein.

3.	Each Party agrees to hold in confidence all the commercial and technical information, documents and other unpublished information in relation to the Projects (the “Confidential Information”) disclosed to it by the other Party under this Agreement, and not to disclose such Confidential Information to any third party without prior written consent of disclosing Party.

4.	Each Party shall, unless otherwise agreed among the Parties in writing, bear his own costs and expenses incurred by himself for the performance of this Agreement, including but not limited to, teaming discussion, proposal preparation and submission.

5.	Neither Party shall assign or transfer his obligations, rights and/or interests herein without the prior written consent of the other Party.

6.	This Agreement shall become effective upon execution of the duly authorized representatives of the Parties hereto and continues in force for two (2) year.

7.	This Agreement shall be governed by and construed in all respects in accordance with the laws of the Republic of Korea. All disputes, controversies or differences which may arise out of or in connection with this Agreement, or for the breach thereof, shall be finally settled by arbitration in SEOUL, KOREA in accordance with the Commercial Arbitration Rules of the Korean Commercial Arbitration Board. The arbitration panel shall consist of three (3) members the chairman of which shall be from a neutral country and background. The award rendered by the arbitrators shall be final and binding upon the Parties concerned.

8.	No terms and conditions of this Agreement shall be changed, altered or modified unless agreed upon in writing by the Parties hereto.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed on the day and year first above written.

For and on behalf of	For and on behalf of
Daewoo International Corporation	e-Smart Korea Inc.

-s- Chang-Rae Kim	-s- Richard IK Kim

Chang-Rae Kim	Richard IK Kim
Executive Vice President	Managing Director